                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.
333-56257 and 333-126445 of Bernard Chaus, Inc. on Form S-8 of our report dated
August 11, 2006, except with respect to the matter discussed in Note 6 as to which the date is September 21, 2006, appearing in this Annual Report on Form
10-K of Bernard Chaus, Inc. for the year ended June 30, 2006.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
September 27, 2006